UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2022

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2022, Wrap Technologies, Inc. (the "Company") announced a leadership transition plan to support the next phase of its corporate strategy, which is focused on diversifying the Company’s suite of products, offerings and services (the “Management Restructuring”). The Management Restructuring includes the following:

Resignation of Thomas P. Smith.   Thomas P. Smith resigned as the Company's President and Chief Executive Officer, and as a director of  the Company, each effective on January 24, 2022 (the “Resignation Date”), pursuant to a separation agreement entered into by the Company and Mr. Smith on the Resignation Date (the “Separation Agreement”).  Under the terms of the Separation Agreement, Mr. Smith is entitled to (i) a one-time bonus payment of $100,000 for the achievement of certain business objectives in 2021; (ii) severance in an amount equal to nine months of his base salary paid in installments over a period of nine months following the Resignation Date, (iii) continued vesting of equity-based awards granted pursuant to the Company’s Amended 2017 Equity Compensation Plan and outstanding as of the Resignation Date through and until December 31, 2022, (iv) an extension of the time period during which Mr. Smith may exercise outstanding vested stock options through the first anniversary of the Resignation Date (or, if earlier, through the original expiration date of the applicable stock option); and (v) reimbursement for the Company portion of any healthcare premiums provided to Mr. Smith and any covered dependents under the Consolidated Omnibus Reconciliation Act of 1986, as amended, (“COBRA”) through December 31, 2022, subject to Mr. Smith’s election of coverage under COBRA (collectively, the “Separation Benefits”).  As part of  the Separation Agreement, Mr. Smith has entered into a general release of claims in favor of the Company, affirmed his obligations to abide by restrictive covenants, and agreed to a non-disparagement covenant in favor of the Company.

Appointment of LW Varner, Jr.  Effective on the date of Mr. Smith’s resignation, January 24, 2022, the Company announced the appointment of LW Varner, Jr., 71, as Interim Chief Executive Officer of the Company.  Mr. Varner will serve as Interim Chief Executive Officer under the terms of a Consulting Agreement dated January 24, 2022, by and between the Company and LWV Consulting, LLC (the “Interim CEO Consulting Agreement”), pursuant to which LWV Consulting, LLC will engage Mr. Varner to provide consulting services for a term of four weeks (the “Initial Term”), which term shall automatically renew for two additional consecutive four-week periods (each additional four-week period being a “Renewal Term”), unless notice of non-renewal is delivered by either LWV Consulting, LLC or the Company to the other party.  The Interim CEO Consulting Agreement provides that LWV Consulting or Mr. Varner will be entitled to receive: (i) a weekly consulting cash fee of $15,000 during the Initial Term, pro-rated for any partial week; and (ii) an equity-based award for each full week completed during the Initial CEO Term in a form determined at the Board’s discretion with a value as of the grant date equal to $5,000. During any Renewal Term, Mr. Varner will be entitled to receive (i) a weekly consulting cash fee of $11,250 during the Renewal Term, pro-rated for any partial week; and (ii) an equity-based award for each full week completed during the Renewal Term in a form determined at the Board’s discretion with a value as of the grant date equal to $3,750, which Renewal Term amounts remain subject to change upon certain conditions as provided by the Interim CEO Consulting Agreement.

Mr. Varner has significant experience as a corporate executive and director in transition and turnaround situations. From June 2020 through November 2021, Mr. Varner was the Chief Executive Officer and a director of Select Interior Concepts, a publicly traded company focused on the building product space. Prior to that, from July 2012 to May 2018, he was Chief Executive Officer of United Subcontractors, Inc. (“USI”), an insulation services provider in the U.S. with revenues exceeding $500 million. During his tenure, he led a transformation of the business through organic growth and strategic transactions that resulted in USI achieving double digit EBITDA margins and an eventual sale, creating significant value for shareholders. From 2004 to 2012, Mr. Varner served as the President and Chief Executive Officer of Aquilex Corporation, a leading provider of specialty services to the energy sector. Under his leadership, the company grew revenues by fivefold and achieved record earnings. Prior to joining in 2004, Mr. Varner served as President for several global businesses in various industries orchestrating their growth in new markets through expansion of service and product offerings. He is a graduate of The Citadel in Charleston, South Carolina, and has served on various philanthropic, industry and community boards. He has also served as a director of Bartlett Holdings, Aquilex Inc., USI and The Identity Group, and currently serves on the Board of Directors of Acousti Engineering, a portfolio company of Ardian, a global private equity firm.

Appointment of  Lawrence Hirsh.  On January 24, 2022, the Company entered into a consulting agreement with LRHIRSH, LLC (the “Hirsh Consulting Agreement”). Under the terms of the Hirsh Consulting Agreement, LRHIRSH, LLC will cause Lawrence Hirsh, 59 to provide certain consulting services to the Company with respect to Company financial matters, for a term of four weeks (the “Initial Consulting Term”), which term shall automatically renew for two additional consecutive four-week periods (each additional four-week period being a “Renewal Consulting Term”) unless notice of non-renewal is delivered by either Mr. Hirsh or the Company to the other party. The Hirsh Consulting Agreement provides that either LRHIRSH, LLC or Mr. Hirsh will be entitled to receive: (i) a weekly  consulting cash fee of $7,500 during the Initial Consulting Term, pro-rated for any partial week; and (ii) an equity-based award for each full week completed during the Initial Consulting Term in a form determined at the Board’s discretion with a value as of the grant date equal to $2,500. During any Renewal Consulting Term, Mr. Hirsh will be entitled to receive (i) a weekly consulting cash fee of $5,625 during the Renewal Consulting Term, pro-rated for any partial week; and (ii) an equity-based award for each full week completed during the Renewal Consulting Term in a form determined at the Board’s discretion with a value as of the grant date equal to $1,875, which Renewal Consulting Term amounts remain subject to change upon certain conditions as provided by the Hirsh Consulting Agreement.

Mr. Hirsh has decades of experience as an advisor, corporate executive and director. He is an expert in corporate finance, capital markets, cost management and strategic planning for transformations. From 2002 through 2020, Mr. Hirsh was a Managing Director at Alvarez & Marsal, a leading professional services firm and provider of business consulting and interim management solutions. He has most recently served as Senior Advisor at Alvarez & Marsal.  He has previously served as chairman and a director of companies that include Alert 360, Sierra Hamilton, The Identity Group, Deep Rock Water Company and Premier Care In Bathing.

James A. Barnes’ Planned Retirement.  James A. Barnes will continue to serve as Chief Financial Officer, Treasurer and Secretary of the Company until the earlier of his retirement or the naming of his replacement by the Company.  In this regard, the Board of Directors has commenced a formal search to identify a highly qualified candidate to serve in the capacity of Chief Financial Officer.

Director Resignations

On January 23, 2022, Messrs. Patrick Kinsella and Jeffrey Kukowski resigned from their positions as members of the Board of Directors of the Company. In addition, on January 24, 2022, as disclosed above, Mr. Smith resigned as a member of the Board of Directors.  Mr. Kinsella served as the Chairman of the Board of Directors and as Chairman of the Audit Committee, and Mr. Kukowski served as a member of the Compensation Committee. Mr. Wayne Walker, a current member of the Board of Directors, was appointed as Chairman of the Board.

Messrs. Smith, Kinsella and Kukowski’s respective resignations from the Board of Directors are not due to any disagreement with respect to the Company's operations, policies, or practices.

The foregoing descriptions of the Separation Agreement, Interim CEO Consulting Agreement, and the Hirsh Consulting Agreement are qualified, in their entirety, by the full text of the Separation Agreement, Interim CEO Consulting Agreement and the Hirsh Consulting Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

A copy of the press release issued by the Company regarding  Management Restructuring is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: January 26, 2022	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between the Company and Mr. Smith, dated January 24, 2022.
10.2	Consulting Agreement between the Company and LWV Consulting, LLC, dated January 24, 2022.
10.3	Consulting Agreement between the Company and LRHIRSH, LLC, dated January 24, 2022.
99.1	Press Release dated January 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)